AMENDMENT TO THE BELLSOUTH PERSONAL
                         RETIREMENT ACCOUNT PENSION PLAN


         WHEREAS, BellSouth Corporation (the "Company") sponsors the BellSouth Personal Retirement Account Pension Plan (the "Plan"), which was amended and restated effective January 1, 1998; and

     WHEREAS, L.M. Berry and Company adopted the Plan subject to certain modifications described in Schedule 2 of the Plan; and

         WHEREAS, the Company now desires to amend Schedule 2 of the Plan; and

         WHEREAS, pursuant to Section 15.01 of the Plan, the Employees' Benefit Claim Review Committee (the "Committee") is authorized to adopt nonmaterial amendments to the Plan;

         NOW, THEREFORE, the Committee hereby approves the following amendment of the Plan:

         Amend Schedule 2 of the Plan for L.M. Berry and Company by adding at the end of Paragraph 4(f) the following:

                           As  of  the  last  day  of  Plan  Year   1999,   each
                           Participant's account shall be credited with interest at the rate of 5.25%, under the terms of the Plan.

         This Amendment shall be effective as of January 1, 1999.

APPROVED this 7th day of May 1999.


EMPLOYEES' BENEFIT CLAIM REVIEW COMMITTEE



 By:  /s/ R. D. Sibbernsen

 By:  /s/ R. M. Dykes

By:  /s/ Carl E. Swearingen

By:  /s/ M. L. Feidler